CONFIDENTIAL & PROPRIETARY EXECUTION VERSION 032751.0031 EAST 103465630 v3 SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT OF AGM INCENTIVE POOL, L.P. This SECOND AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of AGM Incentive Pool, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), is entered into by the parties whose names are recorded from time to time as limited partners of the Partnership in the Register of Partners (as defined herein) (the “Limited Partners”), Apollo Principal Holdings IV GP, Ltd., a Cayman Islands exempted company (the “General Partner” and together with the Limited Partners, the “Partners”), on June 29, 2012. WHEREAS, the Partnership was formed upon (a) the entry into of the initial exempted limited partnership agreement of the Partnership on June 16, 2011 (the “Original Agreement”) by and among the General Partner and Walkers Nominees Limited, a Cayman Islands exempted company, (the “Initial Limited Partner”), and (b) registered as an exempted limited partnership pursuant to the Exempted Limited Partnership Law (as amended) of the Cayman Islands (the “Act”) by the filing of a statement in accordance with section 9 of the Act by the General Partner as evidenced by the certificate of registration dated June 16, 2011; and WHEREAS, on August 2, 2012, the Original Agreement was amended and restated in its entirety by and among the General Partner, the Limited Partners and the Initial Limited Partner to (a) effect the withdrawal of the Initial Limited Partner, (b) reflect the admission of the Limited Partners to the Partnership as limited partners, and (c) make the additional changes set forth therein (the “Amended and Restated Agreement”). WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Agreement to make the additional changes set forth in this Agreement. NOW, THEREFORE, the parties hereby agree as follows: 1. Name. (a) The name of the exempted limited partnership continued hereby is AGM Incentive Pool, L.P. The General Partner is authorized to make any variations in the Partnership’s name and may otherwise conduct the business of the Partnership under any other name, subject to compliance with the Act and all other applicable laws, as the General Partner may deem it necessary or advisable; provided that such name shall contain the words “Limited Partnership”, the letters “L.P.” or the designation “LP” or the equivalent translation thereof. (b) The Partners acknowledge that the rights and duties of the General Partner shall be as provided by the Act and, save as permitted by applicable law, as provided in this Agreement.

032751.0031 EAST 103465630 v3 2 2. Purpose. The object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which exempted limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing. The Partnership is intended to act as a limited partner of APH Holdings, L.P., APH Holdings (FC), L.P. and APH Holdings (DC), L.P. (together with any additional limited partnerships in which the Partnership may hold a limited partner interest, the “Holdings Partnerships”) and receive distributions from the Holdings Partnerships representing the Minimum Profit Share, the Discretionary Profit Share and the Fixed Profits Share (each, as defined herein). 3. Registered Office. The address of the registered office of the Partnership in the Cayman Islands is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. 4. Principal Office. The principal office of the Partnership shall be One Manhattanville Road, Suite 201, Purchase, New York 10577, United States of America, or at such other place as the General Partner may determine from time to time. The General Partner may establish additional offices as it deems necessary. 5. Partners. (a) The names of the Partners are as set forth in the register of partnership interests maintained by the General Partner (the “Register of Partners”). Each person listed under the title “Limited Partner” in the Register of Partners hereby continues as a limited partner of the Partnership upon its execution of a counterpart signature page to this Agreement on the date hereof or subsequently pursuant to a form of deed of adherence to this Agreement pursuant to which such person agrees to be admitted as a Limited Partner of the Partnership and to adhere to and be bound by the terms of this Agreement as a limited partner of the Partnership. (b) Each Limited Partner shall have a limited partner interest in the Partnership as set forth on the Register of Partners (the “Limited Partner Interests”) in accordance with the Act. The General Partner shall adjust the Register of Partners from time to time as necessary to reflect the admission of any limited partner or any transfers of a Limited Partner Interest, any contributions made by or distributions paid to any Limited Partner or any other event which may result in a change in the Limited Partner Interest of a Limited Partner. To the maximum extent permitted by the Act and other applicable law, the rights of a Limited Partner with respect to the Partnership and under this Agreement shall be limited to an entitlement to allocations and distributions as provided in Sections 9 and 10 only and, without limiting the foregoing, no Limited Partner shall have any right or authority to (i) take part in the management or control of the Partnership’s business, (ii) act for the Partnership, or (iii) vote on any matter with respect to the Partnership. (c) The General Partner hereby designates two classes of Limited Partner Interests in the Partnership. Class 1 Interests represent an entitlement to allocations and distributions by the Partnership with respect to the Minimum Profits Share and the Discretionary Profits Share only, and Class 2 Interests represent an entitlement to allocations and distributions

032751.0031 EAST 103465630 v3 3 by the Partnership with respect to the Fixed Profits Share only. A Limited Partner may hold both a Class 1 Interest and a Class 2 Interest. (d) The General Partner hereby continues as the general partner of the Partnership upon its execution of a counterpart signature page to this Agreement and confirms its agreement to be bound by the terms of this Agreement. 6. Management of the Partnership. (a) Subject to the delegation of rights and powers provided for herein, the management of the Partnership shall be vested exclusively in the General Partner. To the extent permitted by law, the General Partner shall have the sole right to manage and conduct the affairs of the business of the Partnership and shall have all powers and rights necessary, appropriate or advisable to carry out the purposes and business of the Partnership. The General Partner, on behalf of the Partnership, is authorized to execute and deliver, and perform the Partnership’s obligations under, any and all agreements, deeds, instruments, receipts, certificates and other documents, and to take all such other action as it may consider necessary or advisable in connection with the purposes of the Partnership without any further act, vote or approval of any person, including any Limited Partner, notwithstanding any other provision of this Agreement. (b) The General Partner shall have sole discretion regarding the appointment, quantity, titles, duties, power and removal of all officers of the Partnership, if any. (c) All contracts, agreements, endorsements, assignments, transfers, or other instruments shall be signed by the General Partner or an authorized agent on behalf of the Partnership. (d) All matters concerning the determination, valuation, distribution to and allocation among the Partners with respect to any profit or loss of the Partnership and any associated items of income, gain, deduction, loss and credit, pursuant to any provision of this Agreement, including any accounting procedures applicable thereto, shall be determined by the General Partner in its discretion, and such determinations and allocations shall be final and binding on all the Partners. (e) The General Partner shall execute and file any amendments to all certificates and other instruments, including any amendments to this Agreement in accordance with the terms of this Agreement and a filing of a statement of changes in registered particulars of the Partnership pursuant to section 10 of the Act, which the General Partner deems appropriate to form, qualify or continue the Partnership as an exempted limited partnership (or a partnership in which the Limited Partners have limited liability) in the Cayman Islands and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs. 7. Capital Contributions. No Partner shall be required to make capital contributions to the Partnership, save as agreed from time to time between such Partner and the General Partner. 8. Capital Accounts. The General Partner shall maintain for each Limited Partner a capital account in accordance with this Section 8 and in accordance with the rules of United

032751.0031 EAST 103465630 v3 4 States Treasury Regulation Section 1.704-1(b)(2)(iv) promulgated under the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. Each Limited Partner’s capital account shall have an initial balance equal to the amount of cash and the Carrying Value (as defined herein) of property constituting the Limited Partner’s initial contribution to the capital of the Partnership, if any. Each Limited Partner’s capital account shall be increased by the sum of (a) the amount of cash and the Carrying Value of property constituting additional contributions by the Limited Partner to the capital of the Partnership, if any, and (b) any Profits (as defined herein) allocated to the Limited Partner’s capital account pursuant to Section 9(b). Each Limited Partner’s capital account shall be reduced by the sum of (i) the amount of cash and the Carrying Value of any property distributed by the Partnership to such Limited Partner, and (ii) any Losses (as defined herein) allocated to such Limited Partner’s capital account pursuant to Section 9(b). 9. Allocation of Profits and Losses. (a) Distribution Sources. Each of the Holdings Partnerships is expected to derive cash or other revenues from its equity interests in entities that received such revenues as a distribution of “carried interest” or incentive allocations from a private investment fund or similar account (as adjusted for certain tax-related items, “Carried Interest Revenue”). The Holdings Partnerships may also derive other revenues. Each year, each of the Holdings Partnerships is generally required to distribute to the Partnership an amount equal to one percent of its Carried Interest Revenue for the year (the “Minimum Profit Share”). In addition, the general partner of each Holdings Partnership has the authority (but not the obligation) to (i) designate an additional fixed amount that it will be required to distribute to the Partnership (a “Fixed Profit Share”) and (ii) make additional discretionary distributions to the Partnership (a “Discretionary Profit Share”). (b) Book Allocations of Profits and Losses. The Partnership’s Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) for any Fiscal Year (as defined herein) shall be allocated among the Limited Partners: (i) in respect of the Minimum Profit Share, as determined by the General Partner such that (A) each Limited Partner receives at least the lesser of (1) its Minimum Per Capita Share or (2) its Minimum Percentage Share and (B) 100% of the Minimum Profit Share has been allocated among the Limited Partners; (ii) in respect of the Fixed Profit Share, in accordance with their respective interests therein as set forth in the Limited Partner’s Side Letter (as defined herein) relating to the Fixed Profit Share; and (iii) in respect of any Discretionary Profit Share, in accordance with the determination of the General Partner; (c) provided, that any Profits or Losses attributable to a Book-Tax Difference in the Partnership’s assets shall be specially allocated to the Limited Partners that have been allocated a share of such Book-Tax Difference pursuant to the definition of Book-Tax Difference, any such special allocation to be in the proportion that such Limited Partner’s

032751.0031 EAST 103465630 v3 5 allocated share of the Book-Tax Difference bears to the total Book-Tax Difference of the asset giving rise to the Profits or Losses; and provided further, that to the extent any Losses are attributable to assets in respect of which prior allocations of Profits were made, such Losses shall be specially allocated in the same manner as the prior allocations of Profits. (d) Tax Allocations. Except as otherwise required under Section 704(c) of the Code, the Partnership’s income, gains, losses, credits and deductions shall be allocated among the Limited Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Limited Partners’ capital accounts for book purposes. (e) Definitions. The following terms, when used in this Agreement, have the respective meanings set forth below. (i) “Book-Tax Difference” shall mean the difference between the Carrying Value of a Partnership asset and its adjusted tax basis for United States federal income tax purposes, as determined at the time of any of the events described in the definition of Carrying Value, which for purposes of this Agreement shall include any accrued income in respect of securities contributed to or held (directly or indirectly) by the Partnership as of the date of any such event. The General Partner shall maintain an account in the name of each Limited Partner that reflects such Limited Partner’s share of any Book-Tax Difference. (ii) “Carrying Value” shall mean, with respect to any Partnership asset, the asset’s adjusted basis for United States federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to (a) the date of the acquisition of any additional interests in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the date of the distribution of more than a de minimis amount of any Partnership asset to a Partner including cash as consideration for an interest in the Partnership, (c) the date of the grant of more than a de minimis profits interest in the Partnership to as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner, or by a new Partner acting in his capacity as a Partner or in anticipation of becoming a Partner, or (d) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, that adjustment pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value (as determined by the General Partner). The Carrying Value of any asset contributed by a Partner to the Partnership shall be the fair market value (as determined by the General Partner) of the asset at the date of its contribution. (iii) “Minimum Per Capita Share” means x/y, where x = in the case of AGM Marketing Pool, L.P., the number of limited partners thereof at that time and, in the case of each other Limited

032751.0031 EAST 103465630 v3 6 Partner, 1, and y = the number of limited partners of AGM Marketing Pool, L.P. at that time plus the number of Limited Partners other than AGM Marketing Pool, L.P. (iv) “Minimum Percentage Share” means, in the case of AGM Marketing Pool, L.P., 1.0% multiplied by the number of limited partners of AGM Marketing Pool, L.P. at such time and, in the case of each other Limited Partner means 1.0%. (v) “Profits” and “Losses” shall mean, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for United States federal income tax purposes with the following adjustments: (A) any income of the Partnership that is exempt from United States federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (B) if the Carrying Value of any Partnership asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such Partnership asset shall be calculated with reference to such Carrying Value; (C) if the Carrying Value of any Partnership asset differs from its adjusted tax basis for United States federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such Partnership asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the United States federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the United States federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); (D) upon an adjustment to the Carrying Value of any Partnership asset (other than an adjustment in respect of depreciation, amortization or other cost recovery deductions) pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain (if the adjustment increases the Carrying Value of the asset) or loss (if the adjustment decreases the Carrying Value of the asset) in computing such taxable income or loss; and (E) any expenditures of the Partnership that are described in Section 705(a)(2)(B) of the Code or are treated as described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be treated as deductible items. 10. Distributions.

032751.0031 EAST 103465630 v3 7 (a) The Limited Partners shall not have the right to distributions except for distributions in accordance with this Section 10 or, upon dissolution of the Partnership, in accordance with Section 16. The entitlement to any such return at such time shall be pro rata in accordance with their respective applicable capital account balances. Except as required by the Act or other applicable law, no Partner shall be liable for the return of any such amounts. Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not make a distribution to a Partner if such distribution would violate the Act or other applicable law. (b) The General Partner shall cause the Partnership to distribute any cash or property received by the Partnership. All cash or property attributable to: (i) the Minimum Profit Share shall be distributed to the holders of Class 1 Interests in accordance with the determination by the General Partner made pursuant to the requirements of Section 9(b)(i) hereof; (ii) the Fixed Profit Shares shall be distributed to the holders of Class 2 Interests, in such proportions as are consistent with the applicable Side Letters delivered by the General Partner to the Limited Partners; and (iii) the Discretionary Profit Share shall be distributed to the holders of the Class 1 Interests in accordance with the determination by the General Partner; provided, that any amount determined by the General Partner to be attributable to a Book-Tax Difference in the Partnership’s assets shall be distributed to the Limited Partners in a manner determined by the General Partner to be consistent with the allocation of the related Book-Tax Difference in accordance with Section 9(c). (c) If the Partnership incurs a withholding tax or other tax obligation with respect to a share of Partnership income allocable to any Limited Partner, then the General Partner, without limitation of any other rights of the Partnership, may cause the amount of such obligation to be debited against the capital account of such Limited Partner when the Partnership pays such obligation, and any amounts then or thereafter distributable to such Limited Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such then distributable amounts, then such Limited Partner and any successor to such Limited Partner’s Limited Partner Interest shall indemnify and hold harmless the Partnership and the General Partner against, and shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the General Partner, the amount of such excess. (d) The General Partner may deduct from any distribution due to any Partner any amounts owed by such Limited Partner to the General Partner or its Affiliates, whether under this Agreement or otherwise. For purposes of this Agreement, “Affiliate” means with respect to any person any other person directly or indirectly controlling, controlled by or under common control with such person. 11. Fiscal Year; Tax Matters. (a) The fiscal year of the Partnership shall begin on January 1 and end on December 31 of each year, except for the short taxable years, if any, in the years of the

032751.0031 EAST 103465630 v3 8 Partnership’s formation and termination, and as otherwise required by the Code (the “Fiscal Year”). (b) Proper and complete records and books of account of the business of the Partnership shall be maintained at the Partnership’s principal place of business. Each of the Partners acknowledges and agrees that the Partnership is a foreign entity with multiple Partners and is intended to be classified and treated as a partnership for United States federal, state and local income tax purposes. The Partnership’s books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Partnership’s United States federal income tax return. Each Limited Partner and its duly authorized representatives may, for any reason reasonably related to its interest as a limited partner of the Partnership, examine the Partnership’s books of account and make copies and extracts therefrom at its own expense. The General Partner or, if there is no general partner, the liquidating trustee of the Partnership, shall maintain the records of the Partnership for three years following termination of the Partnership. (c) The Partners hereby agree to take any measures necessary (or, if applicable, refrain from any action) to ensure that the Partnership is treated as a partnership for United States federal, state and local income tax purposes. (d) As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall prepare and send to each Partner a statement of the amount of such Partner’s share in the Partnership’s taxable income or loss for each year and information relating to the nature thereof, in sufficient detail to enable it to prepare its United States federal, state and other tax returns including, but not limited to, Internal Revenue Service Schedule “K-1,” or any successor thereto. (e) The General Partner shall make such elections under the Code and other relevant tax laws as to the treatment of items of the Partnership’s income, gain, loss, deduction and credit, as well as to all other relevant matters, as it deems necessary or appropriate. (f) The General Partner is designated, and is specifically authorized to act as a “tax matters partner” under the Code and in any similar capacity under any law. 12. Assignments and Transfers of Interests. (a) The General Partner may transfer all or any portion of its general partner interest in the Partnership and any and all rights and/or obligations associated therewith to any person at any time. The transferee of a general partner interest in the Partnership shall be admitted to the Partnership as a general partner of the Partnership upon its execution of a form of deed of adherence to this Agreement, pursuant to which it agrees to adhere to and be bound by the terms of this Agreement as a general partner of the Partnership and upon the filing of a statement by the General Partner in accordance with the terms of Section 10 of the Act. If the General Partner transfers all of its general partner interest, such admission shall be effective for the purposes of this Agreement immediately prior to such transfer and immediately following such transfer, the transferor general partner shall file a statement in accordance with the terms of Section 10 of the Act whereupon it shall cease to be a general partner of the Partnership.

032751.0031 EAST 103465630 v3 9 (b) A Limited Partner may not Transfer all or any portion of its Limited Partner Interest or any and all rights and/or obligations associated therewith to any person without the consent of the General Partner, which consent may be withheld in the General Partner’s discretion. The transferee of a Limited Partner Interest shall be admitted to the Partnership as a substitute limited partner of the Partnership only (i) with the consent of the General Partner, which consent may be withheld in the General Partner’s discretion, and (ii) upon its execution of a form of deed of adherence to this Agreement pursuant to which it agrees to adhere to and be bound by the terms of this Agreement as a limited partner of the Partnership. If the transferring Limited Partner is the sole limited partner and transfers all of its Limited Partner Interest, such admission shall for the purposes of this Agreement be effective immediately prior to such transfer, and immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership. For purposes of this Agreement, “Transfer” means any direct or indirect sale, exchange, transfer, assignment, pledge or other disposition by a Limited Partner of any or all of such Limited Partner’s Limited Partner Interest (whether respecting, for example, economic rights only or all the rights associated with the Limited Partner Interest) to another person, whether voluntary or involuntary. 13. Admission and Withdrawal of Limited Partners. (a) One or more additional limited partner(s) may be admitted to the Partnership with the written consent of the General Partner and upon execution of a form of deed of adherence to this Agreement pursuant to which it agrees to adhere to and be bound by the terms of this Agreement as a limited partner of the Partnership. (b) Subject to any vesting terms in a Side Letter (as defined herein) in favor of such Limited Partner, a Limited Partner shall cease to be a Partner and be deemed to have withdrawn its Limited Partner Interest either: (i) automatically upon any date (and with immediate effect from such date) on which such Limited Partner (or, in the case of a Limited Partner that was admitted to the Partnership by virtue of its relationship with an employee of Apollo Global Management, LLC or one of its Affiliates, such employee) ceases to be employed (for any reason, including, but not limited to, death, disability, resignation or a termination for cause or other than for cause) by Apollo Global Management, LLC or one of its Affiliates (unless otherwise determined by the General Partner); or (ii) upon a date specified in a notice delivered by the General Partner to such Limited Partner requiring that such Limited Partner withdraw from the Partnership. (c) Payment of a withdrawing Limited Partner’s withdrawal proceeds (being an amount equal to the balance of such Limited Partner’s capital account as of the effective date of withdrawal) will generally be made at the same time as such amounts would have been distributed to such Limited Partner under Section 10(b) had such Limited Partner not been withdrawn from the Partnership. Amounts withdrawn by a Partner will not be adjusted as a result of audit adjustments made after the final payment date relating to the applicable withdrawal and will not earn interest for the period from the applicable withdrawal date through the settlement date. The General Partner may deduct from any withdrawal proceeds due to any

032751.0031 EAST 103465630 v3 10 Partner an amount representing the actual or estimated expenses of the Partnership associated with processing the withdrawal and any other amounts owed by the withdrawing Partner to the General Partner or its Affiliates whether under this Agreement or otherwise. 14. Admission and Withdrawal of General Partners. One or more additional general partner(s) may be admitted to the Partnership with the written consent of the General Partner and upon execution of a form of deed of adherence to this Agreement pursuant to which such person agrees to adhere to and be bound by the terms of this Agreement as a general partner of the Partnership and upon the filing of a statement by the General Partner in accordance with the terms of section 10 of the Act. A General Partner may withdraw from the Partnership with the written consent of all other general partners, if any, and provided that, upon withdrawal, there remains at least one general partner of the Partnership and such general partner continues the Partnership. 15. Liability of Limited Partners. The Limited Partners, in their capacity as limited partners of the Partnership, shall have no liability for the obligations or liabilities of the Partnership except as provided herein and to the extent provided in the Act and applicable law. Nothing expressed in or implied by this Agreement shall be construed to confer upon or to give any person, except the Partners, any rights or remedies under or by reason of this Agreement. 16. Termination. (a) The Partnership shall be required to wind up upon the occurrence of any of the following events (each a “Dissolution Trigger Event”) only and sections 15(2), 15(5), 15(6) and 15(7) of the Act shall not apply to the Partnership save as otherwise expressly provided for herein: (i) at the discretion of the General Partner, upon the service of a notice of winding up by the General Partner on the Limited Partners; or (ii) upon the withdrawal by or resignation of the General Partner as the last remaining general partner of the Partnership; or (iii) following the occurrence of any event as described in paragraphs (a), (b) or (c) of section 15(5) of the Act in relation to the General Partner, unless all remaining partners agree in writing to continue the business of the Partnership and to appoint a replacement qualifying general partner within 90 days of notice of such event having been given by the General Partner (or its legal representative) to all other partners; or (iv) upon the occurrence of any event leaving the General Partner as the sole partner of the Partnership, whereupon the Partnership’s affairs shall be wound up by the General Partner, or such other person as the General Partner shall appoint, all in accordance with section 15(1) of the Act. (b) Upon the completion of the winding up of the Partnership, the General Partner shall file with the Registrar any notice of dissolution required to be filed pursuant to the

032751.0031 EAST 103465630 v3 11 Act. This Agreement shall terminate upon the filing of the notice of dissolution in accordance with this Section 16. (c) Upon the dissolution of the Partnership, the assets of the Partnership shall be liquidated or distributed under the direction of and to the extent determined by the General Partner and the business of the Partnership shall be wound up. Within a reasonable time after the effective date of dissolution of the Partnership, the Partnership’s assets shall be distributed in the following manner and order: (i) first, to the satisfaction of debts and liabilities (including expenses of liquidation) of the Partnership (whether by payment or the reasonable provision thereof), if any, in the order of priority provided by law, (ii) second, after giving effect to the allocations in Section 9(b), to the Limited Partners (pro rata in proportion to their then respective positive capital account balances). 17. Duties of Covered Persons. (a) To the fullest extent permitted by law, the General Partner and its Affiliates and their respective partners, members, managers, shareholders, officers, directors, employees and associates and, with the approval of the General Partner, any agent of any of the foregoing (including their respective executors, heirs, assigns, successors or other legal representatives) (each, a “Covered Person” and collectively, the “Covered Persons”), shall not be liable to the Partnership or to any of the other Partners for any loss, claim, damage or liability occasioned by any acts or omissions in the performance of its services hereunder, except to the extent that it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss, claim, damage or liability has occurred solely by reason of the willful misconduct or gross negligence (as that term is construed in accordance with the laws of the State of New York) of such a Covered Person or as otherwise required by law; provided that nothing in this Agreement shall be construed as waiving any legal rights or remedies which the Partnership may have under United States state or federal securities laws. (b) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Covered Person acting under this Agreement shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the Partnership or its partners, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person, save that the General Partner shall act at all times in good faith in the interests of the Partnership in accordance with section 4(3) of the Act. 18. Amendments. (a) Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended by the General Partner in its sole and absolute discretion and without the consent of the Limited Partners. Notwithstanding the foregoing, no amendment shall be binding upon any Limited Partner without its written consent to the extent such amendment would (i) require such Limited Partner to make any capital contribution to the Partnership, (ii)

032751.0031 EAST 103465630 v3 12 impose any other financial commitment, restrictive covenant or other personal obligation on such Limited Partner, or (iii) adversely change any vested right of such Limited Partner. (b) Notwithstanding any other provision of this Agreement or the Act, the General Partner on its own behalf or on behalf of the Partnership without the approval of any Limited Partner may enter into one or more side letters or similar agreements, including profit sharing award letters (each a “Side Letter”) with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of this Agreement (including provision for vesting of a Limited Partner’s interest in the Partnership) as between such Partner and the Partnership. Any terms contained in a Side Letter with one or more Partners shall govern with respect to such Partner or Partners notwithstanding the provisions of this Agreement. Any such Side Letters shall be binding upon the Partnership or the General Partner, as applicable, and the signatories thereto as if the terms were contained in this Agreement. 19. Power of Attorney. (a) Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with full power of substitution, the true and lawful representative and attorney-in-fact, and in the name, place and stead of such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish: (i) any amendment to this Agreement which complies with the provisions of this Agreement; (ii) all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the laws of the Cayman Islands, the United States of America, any state thereof or any other jurisdiction, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership as a limited partnership; and (iii) all such proxies, consents, assignments and other documents as the General Partner determines to be necessary or advisable in connection with any merger or other reorganization, restructuring or other similar transaction entered into in accordance with this Agreement. (b) Each Limited Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without such Partner’s consent. If an amendment of this Agreement or any action by or with respect to the Partnership is taken by the General Partner in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection which such Limited Partner may assert with respect to such action, the General Partner is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each other Partner will rely on the effectiveness of this special power-of-attorney with

032751.0031 EAST 103465630 v3 13 a view to the orderly administration of the affairs of the Partnership. The power-of-attorney granted herein is intended to secure an interest in property and, in addition, the obligations of each relevant Partner under this Agreement and as such shall (i) be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or the General Partner shall have had notice thereof, and (ii) survive any Transfer by a Limited Partner of the whole or any portion of its interest in the Partnership, except that, where the transferee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, this power of attorney given by the transferor shall survive such transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution. 20. Notices. Any notice required or permitted to be given under this Agreement shall be in writing. A notice to the General Partner shall be directed to the attention of John J. Suydam. A notice to a Limited Partner shall be directed to such Limited Partner’s last known residence as set forth in the books and records of the Partnership or its Affiliates (a Limited Partner’s “Home Address”). A notice shall be considered given when delivered to the addressee either by hand at such Partner’s Partnership office or electronically to the primary e-mail account supplied by the Partnership for Partnership business communications, except that a notice to a former Partner shall be considered given when delivered by hand by a recognized overnight courier together with mailing through the United States Postal System by regular mail to such former Partner’s Home Address. 21. Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and each party hereto submits to the non- exclusive jurisdiction of the courts of the Cayman Islands. To the fullest extent permitted by applicable law, the General Partner and each Limited Partner hereby agree that any claim, action or proceeding by any Limited Partner seeking any relief whatsoever against any Covered Person based on, arising out of or in connection with, this Agreement or the Partnership’s business or affairs shall be brought only in the courts of the Cayman Islands, and not in any court in any other country. EACH PARTNER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Partners intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement. 23. Entire Agreement. This Agreement and any Side Letters constitute the entire agreement among the Partners and between the Partners and the Initial Limited Partner with respect to the subject matter hereof and thereof and supersede any prior agreement or understanding among or between them with respect to such subject matter, notwithstanding the fact that such agreement or understanding is referred to in this Agreement.

032751.0031 EAST 103465630 v3 14 24. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal. 25. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic signature. All counterparts shall be construed together and shall constitute one instrument. [Signature Page Follows]

AGM Incentive Pool, L.P. Second Amended and Restated Exempted Limited Partnership Agreement Signature Page IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as a deed on the day first above written. General Partner: APOLLO PRINCIPAL HOLDINGS IV GP, LTD. By: /s/ Wendy F. Dulman Name: Wendy F. Dulman Title: Vice President In the presence of Witness: /s/ Patricia A. McCabe Name: Patricia A. McCabe Limited Partners: AGM MARKETING POOL, L.P. By: Apollo Principal Holdings IV GP, Ltd., its general partner By: /s/ Wendy F. Dulman Name: Wendy F. Dulman Title: Vice President In the presence of Witness: /s/ Patricia A. McCabe Name: Patricia A. McCabe

AGM Incentive Pool, L.P. Second Amended and Restated Exempted Limited Partnership Agreement Signature Page For and on behalf of all other Limited Partners listed on the Register of Partners pursuant to powers of attorney granted to the General Partner: By: Apollo Principal Holdings IV GP, Ltd., as attorney-in-fact By: /s/ Wendy F. Dulman Name: Wendy F. Dulman Title: Vice President In the presence of Witness: /s/ Patricia A. McCabe Name: Patricia A. McCabe